EXHIBIT 10.9

June 14, 1999

By Facsimile (301) 656-2025


Mr. David J. Frear
6805 Meadow Lane
Chevy Chase, MD  20815

Dear David:

I am authorized by Thomas Wendel to confirm an offer of employment as Chief Financial Officer of SAVVIS Communications Corporation, a wholly owned subsidiary of Bridge Information Systems, Inc. (Bridge). The terms of this offer, which are not subject to approval by the Board of Directors of Bridge, are outlined in the attached Term Sheet dated June 14, 1999. There are three changes from the previous term sheet identified in bold letters. I believe you will understand the need for these changes, but please call me if you have any questions. I will be in my office until 5:00 p.m. CDT. You can reach me after that time on my cell phone.

Should these terms and conditions be acceptable to you, please sign below and return.

Sincerely,


/s/Daryl Rhodes
---------------
Daryl Rhodes
EVP and Chief Financial Officer


/s/:  David J. Frear                                          15/6/99
------------------------------                                -------
Accepted:  David J. Frear                                     Date

                                 DAVID J. FREAR
                                   TERM SHEET
                                  JUNE 14, 1999


POSITION                      Chief Financial Officer

SALARY                        $250,000   subject   to   periodic   review    and
                              adjustment.

BONUS 50% of salary. May be more or less based on individual and corporate performance.

BENEFITS Medical, disability, life insurance, 401K and other benefits in accordance with company policy.

VACATION                      4 weeks/year

OPTIONS Options on .5% of the fully diluted shares of Savvis (post-acquisition of the Bridge network assets) at an exercise price per share based on a $40 million equity valuation (subject to validation of this valuation by the Company's appraisers and accounting experts). Upon the closing of an initial public offering of Savvis additional options representing .25% of the fully diluted shares of Savvis will be issued with an exercise price per share equal to the IPO price. All options will have a 10 year term, will be incentive stock options to the extent permitted by law, and the underlying shares will be registered promptly following any public offering of the Company's common stock.

VESTING One quarter on the earlier of an initial public offering or the first anniversary of employment, and one quarter on each of the second, third, and fourth anniversaries of employment.

ACCELERATION                  All unvested  options shall vest immediately prior
                              to the  occurrence of a Change in Control.  Change
                              of Control shall include (i) the  acquisition by a
                              person,  or persons  acting as a group,  of 35% or
                              more of the  Company's  outstanding  voting  stock
                              (EXCLUDING DISTRIBUTIONS OF SAVVIS STOCK TO BRIDGE
                              SHAREHOLDERS),   (ii)  the   disposal  of  all  or
                              substantially all of the Company's assets or business through a sale, lease or otherwise, (iii) the merger of the Company with or into another person where the Company is not the surviving person, (iv) any reverse merger in which the Company's stockholders prior to the merger do not own at least 50% of the post merger entity, (v) a change in the board of directors in any two year period

DAVID J. FREAR
TERM SHEET
JUNE 14, 1999
PAGE 2
                              wherein a majority of the directors have been elected without the approval of at least 2/3 of the directors in office at the beginning of such period, or (vi) a Change in Control of Bridge, in the event Bridge owns more than 35% of the Company's outstanding voting stock (EXCLUDING DISTRIBUTIONS OF BRIDGE SHARES OWNED BY PARTNERSHIPS CONTROLLED BY WELSH, CARSON, ANDERSON & STOWE TO THE LIMITED PARTNERS OF SUCH PARTNERSHIPS).

EXPIRY                        All vested  options  shall  terminate  as follows:
                              i)  at the end of their ten year term
                              ii) 2 years  following  termination  of employment
                                  due to death or disability

                              Vesting shall cease as of the date of  termination
                              of  employment,   except  as  otherwise   provided
                              herein.

SEVERANCE                     If  at  any  time  the Company shall terminate the
                              employee's   employment,   other  than  for  Cause
                              (felony  conviction,  moral turpitude),  or if the
                              employee terminates his employment for Good Reason
                              (substantial reduction in pay or responsibilities,
                              change in principal  location from DC metropolitan
                              area,  failure  of Savvis to  acquire  the  Bridge
                              network assets by 12/31/00),  the employee will be
                              entitled  to   continuation   of  salary  and  all
                              benefits (including continued vesting of options) for one year following such termination, and will be entitled to a pro rata payment of bonus through the date of termination.

LOCATION Employee's principal office will be located in Reston, VA.

PUT RIGHT                     If  the  Company's common stock is not traded on a
                              national  securities market with a public float of
                              at  least  $75  million  AND  THE  COMPANY  IS NOT
                              ACTIVELY IN THE PROCESS OF REGISTERING  ITS COMMON
                              STOCK  ON A  NATIONAL  SECURITIES  MARKET  WITH  A
                              PUBLIC  FLOAT OF AT  LEAST  $75  MILLION  within 2
                              years  ("Publicly   Traded")  of  commencement  of
                              employment,  employee  will  have the right to put
                              the shares  underlying  all vested  options to the
                              Company in exchange  for a cash  payment  equal to
                              the  fair  market  value of such  shares  less the
                              exercise  price of such shares.  Fair market value
                              will   be   determined   by   an   internationally
                              recognized  investment bank of a fully distributed
                              public  basis   without   regard  to   illiquidity
                              discounts, minority interest discounts, control premiums or the existence

DAVID J. FREAR
TERM SHEET
JUNE 14, 1999
PAGE 3


                              of control blocks. This right will expire when the Company's stock is Publicly Traded.


BOARD                         The Company  will use its best  efforts  to  cause
REPRESENTATION                employee to be elected to its Board of  Directors.
                              Employee  will  continue  in such  position at the
                              discretion   of  the  Board   and  the   Company's
                              shareholders.